UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

HEALTH SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 N. Reo Street, Suite 300, Tampa, Florida	33609
(Address)	(Zip Code)

Registrant’s telephone number, including area code (813) 282-3303

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On November 8, 2005, we entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Stanford International Bank Limited (“Stanford”), our principal stockholder, pursuant to which Stanford purchased 675,000 shares of our Series C Convertible Preferred Stock (the “Preferred Stock”) at a price of $2.00 per share at the initial closing and received warrants to purchase 405,000 shares of common stock exercisable at $0.001 per share. The proceeds of this sale were used to satisfy in full the principal balance of our credit line with Stanford, which was terminated, and to provide an additional $100,000 in working capital for general corporate purposes. Stanford also agreed to purchase 250,000 additional shares of Preferred Stock on the same terms to the extent requested by us on two weeks notice. Each share of Preferred Stock is convertible into one share of our Common Stock and is entitled to one vote per share. Stanford has the right at any time within two years of the initial closing to purchase an additional 3,700,000 shares of preferred stock at $2.00 per share and to receive in connection therewith an aggregate of 2,220,000 warrants exercisable at $0.001 per share.

Stanford is the owner of a majority of our issued and outstanding common stock and all of our issued and outstanding preferred stock.

The exercise price of the Warrants is $0.001 per share, and the Warrants expire five years from the date of issuance. Stanford has assigned half of all Warrants issuable under the Agreement, including 202,500 of the 405,000 Warrants issued at the initial closing, to five of its employees pursuant to a warrant assignment agreement.

We are obligated to register the shares of common stock issuable upon conversion of the Preferred Stock or exercise of the Warrants pursuant to a registration rights agreement within 90 days after the date of demand by the security holders. If we do not timely file a required registration statement, we must issue upon default and each month thereafter that the registration statement is not filed, Warrants to purchase a number of shares of Common Stock equal to the number of shares of Preferred Stock sold.

The summary of the Agreement and the related agreements set forth in this Current Report is qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

d.	Exhibits.

10.1	Preferred Stock Purchase Agreement dated as of October 31, 2005, by and among Health Systems Solutions, Inc. (“HSS”) and Stanford.

10.2	Warrant Assignment Agreement dated as of October 31, 2005, among Stanford, Daniel Bogar, Ronald Stein, William Fusselmann, Osvaldo Pi, and Charles Weiser.

10.3	Registration Rights Agreement dated as of October 31, 2005, among HSS, Stanford, Daniel Bogar, Ronald Stein, Ovaldo Pi, William Fusselmann, and Charles Weiser.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Systems Solutions, Inc.

By:	/s/ B.M. Milvain
B.M. Milvain, President

November 8, 2005

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Exhibit Index

Exhibit No.	Description
10.1	Preferred Stock Purchase Agreement dated as of October 31, 2005, by and among Health Systems Solutions, Inc. (“HSS”) and Stanford.

10.2	Warrant Assignment Agreement dated as of October 31, 2005, among Stanford, Daniel Bogar, Ronald Stein, William Fusselmann, Osvaldo Pi, and Charles Weiser.

10.3	Registration Rights Agreement dated as of October 31, 2005, among HSS, Stanford, Daniel Bogar, Ronald Stein, Ovaldo Pi, William Fusselmann, and Charles Weiser.

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